Exhibit 10.1
LOAN SALE AND ASSIGNMENT AGREEMENT
This LOAN SALE AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of this 30th day of July, 2010 (the “Effective Date”), is by and between Bank of America, N.A., a national banking association, successor to LaSalle Bank National Association (“Assignor”) and Pure Cycle Corporation, a Colorado corporation (“Assignee”).
RECITALS
A. Assignor is the owner and holder of the loan documents identified on Exhibit A hereto (each, a “Loan Document” and collectively, the “Loan Documents”), all such Loan Documents relating to the loan(s) (whether one or more, the “Loan”) of Sky Ranch LLC, a Colorado limited liability company (whether one or more, the “Borrower”), which indebtedness is currently owed to Assignor.
B. Certain of the Loan Documents encumber land legally described in one or more of the Loan Documents located in Arapahoe County, Colorado and known as the “Sky Ranch development” (the “Land”).
B. Assignee has offered to purchase from Assignor, and Assignor has agreed to sell to Assignee, the Loan Documents, subject to the terms and conditions contained herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (the “Parties”) agree as follows:
1. Purchase and Sale of Loan. Assignee does hereby purchase, and in exchange for good and valuable consideration paid by Assignee, Assignor does hereby sell, assign, transfer and set over to Assignee the Loan Documents, without recourse, representation or warranty of any kind, express or implied, except as set forth herein. Assignee’s obligation to purchase the Loan Documents is subject to and conditioned upon satisfaction of Assignee’s due diligence contingency set forth in Paragraph 3.1 herein.
2. Earnest Money. Within three (3) business days after the execution and delivery of this Agreement by Assignor and Assignee, Assignee shall deliver by wire transfer of immediately available funds, to Chicago Title and Trust Company, 171 North Clark Street, Chicago, Illinois 60601 (“Escrow Agent”), the sum of Seven Hundred Thousand Dollars ($700,000.00) as earnest money (together with any interest earned thereon, the “Earnest Money”). Assignee and Assignor shall enter into an escrow agreement with Escrow Agent, which shall provide for the following with respect to the disposition of the Earnest Money:

2.1 Except to the extent otherwise provided in this Agreement, the Earnest Money shall be refunded to Assignee if Assignee timely exercises its right provided in Paragraph 3.1 hereof to terminate this Agreement.
2.2 The Earnest Money shall be disbursed to Assignor and applied to the Purchase Price upon the Closing
2.3 If Assignee should fail to close the transaction contemplated herein as and when required under the terms of this Agreement, and Assignor terminates this Agreement as a result thereof, Assignor shall be entitled to retain Seventy-Thousand Dollars ($70,000) of the Earnest Money, as provided in Paragraph 12.1 hereof.
3. Matters Relating to the Land.
3.1 Due Diligence Contingency. Provided that (i) Sky Ranch LLC, as debtor-in-possession, executes and delivers that certain License Agreement dated as of July      , 2010 between Sky Ranch LLC, as debtor-in-possession, and Assignee (the “License Agreement”), and (ii) Assignee delivers the Earnest Money to Escrow Agent, for a period (“Inspection Period”) commencing upon the date of the License Agreement and ending at 5:00 p.m. Eastern time on September 30, 2010, Sky Ranch LLC, as debtor-in-possession, has granted Assignee the right and privilege to enter upon the Land for the sole purpose of allowing Assignee’s consultant to conduct a phase 1 environmental assessment of the Land. Assignor acknowledges and agrees that in connection with Assignee’s evaluation of the environmental condition of the Land, (i) it shall not use any consultant previously engaged by Assignor and (ii) it shall not perform or permit any of its consultants or contractors to perform any physically invasive tests of the Land (including, without limitation, drilling, boring, digging, excavation, test pits or the like) without Assignor’s express written consent. Notwithstanding any other provision of this Agreement, if Assignee is not satisfied for any reason with the results of the phase 1 environmental assessment of the Land, Assignee’s review of the property documentation or the bankruptcy proceeding of Sky Ranch LLC, as such bankruptcy proceeding may affect the Loan Documents, Assignee shall have the right in Assignee’s sole and exclusive determination, to terminate this Agreement by giving written notice of such termination to the Assignor (a “Termination Notice”) on or before the end of the Inspection Period, time being of the essence. Assignee shall deliver any such Termination Notice in accordance with the terms and conditions set forth in Paragraph 17 hereof relating to the giving of notices. If Assignee shall timely exercise its right under this Paragraph 3.1 to terminate this Agreement, the Earnest Money shall be refunded to Assignee, except to the extent otherwise provided herein.
3.2 Indemnification. Assignee hereby undertakes and agrees (which agreement shall survive the Closing or termination of this Agreement) to indemnify, defend, and hold Assignor and its officers, directors, employees, agents and representatives, free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys’ fees and costs, resulting from any entry upon the Land by Assignee and its officers, employees, agents, consultants, invitees and contractors (collectively, “Assignee’s Representatives”) and any tests or inspections conducted on the Land by Assignee or any of Assignee’s Representatives (referred to herein individually as a “Claim” and collectively as “Claims”), to the extent Assignee gives its express written consent for any such testing. Notwithstanding anything to the contrary contained in this Agreement or the Escrow Agreement, in the event any Claims exist at a time when Assignee otherwise is entitled to the return, refund, payment or delivery of the Earnest Money under any provisions of this Agreement, the Earnest Money shall not be refunded to Assignee, but an amount equal to 150% of the amount of any outstanding and unsatisfied Claims shall be deducted and withheld from the Earnest Money and retained in escrow. Such amount shall be retained in Escrow until such time as the Claims are satisfied and Assignee has performed its indemnification obligations with respect thereto. The balance of the Earnest Money, less and except the hold back amount, shall be refunded to Assignee on the date that Assignee otherwise becomes entitled to a return, refund, payment or delivery of the Earnest Money.
3.3 No Liens. Assignee shall keep the Land free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Assignee or Assignee’s Representatives with respect to any inspection or testing of the Land (a “Lien Claim”), to the extent Assignee gives its express written consent for any such testing. If any such a Lien Claim at any time shall be filed, Assignee shall cause the same to be discharged of record within fifteen (15) days after knowledge by Assignee thereof by satisfying the same or, if Assignee, in its discretion and in good faith determines that such Lien Claim should be contested, by obtaining a bond or providing a cash escrow acceptable to the Assignor in an amount not less than 150% of the maximum amount of such Lien Claim, including possible interest that may accrue on the same. Failure by Assignee to discharge such Lien Claim or obtain and provide to the Assignor such bond or cash escrow within the fifteen (15) day said period shall be a breach of this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Escrow Agreement, in the event any Lien Claims exist at a time when Assignee otherwise is entitled to the return, refund, payment or delivery of the Earnest Money under any provisions of this Agreement, the Earnest Money shall not be refunded to Assignee, but an amount equal to 150% of the amount of any outstanding and unsatisfied Claims shall be deducted and withheld from the Earnest Money and retained in escrow. Such amount shall be retained in Escrow until such time as the Lien Claims are satisfied and Assignee has performed its indemnification obligations with respect thereto. The balance of the Earnest Money, less and except the hold back amount, shall be refunded to Assignee on the date that Assignee otherwise becomes entitled to a return, refund, payment or delivery of the Earnest Money. If Assignee fails to discharge such Lien Claim or obtain and provide to the Assignor such bond or cash escrow within the fifteen (15) day said period, Assignor shall have the right to use and apply the Earnest Money to satisfy Lien Claims.
3.4 Damage to Land; Restoration and Indemnification Obligations. If and to the extent Assignee or any of Assignee’s Representatives shall cause any damage to the Land during the performance of any soil, environmental and engineering tests and inspections of the Land, to the extent Assignee gives its express written consent for the performance of any such testing, Assignee undertakes and agrees to restore the Land to as near as may be possible to the condition it existed prior to the occurrence of such damage. Assignee hereby undertakes and agrees to indemnify, defend and hold the Assignor, and its agents, representatives and employees harmless from any claim, loss, cost, expense, liability, damage, loss or injury, including reasonable attorneys’ fees, caused by Assignee and any of the Assignee’s Representatives arising out of or related to such entry upon the Land including, without limitation, any damage or injury caused by Assignee and Assignee’s Representatives in performing said tests and inspections and any failure of Assignee to perform its restoration obligations.
3.5 Survival. The obligations of Assignee under this Paragraph 3 and each sub-paragraph contained in this Paragraph 3 shall survive and continue in full force and effect following the Closing or any termination of this Agreement.
4. Disclaimer — Inspection Materials. Assignee acknowledges and agrees that neither Assignor nor any of its officers, directors, principals, agents, attorneys, employees or contractors have made or are making any representations or warranties regarding the Land or the truth, accuracy or completeness of any documentation relating to the Land, or any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, analyses or data or other similar reports, analyses, data or information of whatever type or kind and any other information which Assignee has received or may hereafter receive from the Assignor or the Assignor’s agents, attorneys or representatives relating to the Land (collectively, “Property Documentation”). Assignee further acknowledges and agrees that Assignor has provided the Property Documentation to Assignee (a) solely as an accommodation to Assignee, (b) without any representation or warranty of any kind or nature on the part of Assignor, (c) on the express condition that Assignee has performed or will perform its own independent verification of the accuracy, reliability and completeness of the Property Information, and (d) based on Assignee’s understanding and agreement that it will not rely thereon. Assignee hereby fully and forever releases, acquits and discharges Assignor and the Assignor’s agents, attorneys or representatives of and from any claims, actions, causes of action, proceedings or liability, whether known or unknown, arising from the inaccuracy, unreliability or incompleteness of, or any defect, or mistake in any of the Property Documentation. Assignee acknowledges and agrees that the terms of this Paragraph 4 shall survive the Closing or any termination of this Agreement.
5. Limitation on Assignor’s Representations and Warranties. Except as provided herein, Assignor makes no representation or warranty, express or implied, to Assignee or any other person with respect to the Loan or any Loan Document, or any other matter with respect to the Loan or any Loan Document. Specifically, and not as a limitation of any other provision hereof, Assignor makes no representation or warranty, express or implied, to Assignee or any other person with respect to the condition (financial or otherwise) of Borrower or any other person; the existence or nature of any asset or liability of Borrower; the ability of Borrower or any other person to perform its obligations under the Loan Documents; the existence, perfection or priority of any lien securing performance under the Loan Documents; the validity or enforceability of the Loan or any of the Loan Documents; or the effect of this Agreement upon the rights of Assignee or any other person under any Loan Document. The Loan Documents are purchased and sold “AS IS.” The terms and conditions set forth herein are the result of arm’s-length bargaining between parties familiar with transactions of this nature. The price, terms and conditions reflect the fact that except for the representations and warranties of Assignor, as set forth below, Assignee shall have the benefit of, and is relying upon, no statements, representations or warranties, express or implied, made by or enforceable directly against Assignor or Assignor’s affiliates or the officers, employees, consultants, appraisers, attorneys and agents of each.
6. Assignee’s Representations and Warranties. Assignee hereby represents and warrants to Assignor, and agrees, that:
6.1 Assignee has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under any other agreement or document that Assignee may execute and deliver in connection herewith.
6.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Assignee or any property of Assignee, (ii) result in a breach or constitute a default under any agreement to which Assignee is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.
6.3 Assignee has made such examination, review and investigation of Borrower, and of the facts and circumstances necessary to evaluate Borrower, as Assignee has deemed necessary or appropriate.
6.4 Assignee has received copies of each of the Loan Documents and has made such examination, review and investigation of the Loan, the Loan Documents and the Land securing the Loan, if any, water rights and water agreements, if any, relating to the Land (“Water Rights”) and of the related facts and circumstances necessary to evaluate the Loan, the Loan Documents, the Land and the Water Rights as Assignee has deemed necessary or appropriate.
6.5 Except for those explicitly provided herein, Assignee has not relied on any statement, representation or warranty, express or implied, of Assignor or any of Assignor’s officers, employees, consultants, appraisers, attorneys or agents, regarding Borrower, the Loan, the collectability of the Loan, the Loan Documents, the Land and the Water Rights. Assignee has made its own independent evaluation of Borrower, the Loan, the collectability of the Loan, the Loan Documents, the Land and the Water Rights.
6.6 Assignee acknowledges that (i) Assignor is not responsible for any statement, representation or warranty of Borrower, of any person acting or purporting to act on behalf of Borrower, or contained in any Loan Document, (ii) Assignee possesses such information as Assignee deems necessary or appropriate in order for Assignee to evaluate Borrower, and (iii) there may exist at this time various events of default under the Loan Documents, including, but not limited to, default in the payments required thereunder.

6.7 Assignee is acquiring the Loan for its own account and not with a view to, or for sale in connection with, any public distribution thereof, and Assignee has no present intention of making any distribution of the Loan or any Loan Documents in a manner which would violate any applicable securities or banking laws. Neither Assignee, nor any parent, subsidiary or affiliate of Assignee, is related to or affiliated in any way with the Borrower or Neumann Homes, Inc.
6.8 This Agreement constitutes the legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms and is entered into voluntarily by Assignee. The transaction represented hereby is an arms-length transaction for fair value.
7. Assignor’s Representations and Warranties. Assignor hereby represents and warrants to Assignee, and agrees, that:
7.1 Assignor is the sole legal and beneficial owner and holder of the Loan Documents. Except as may be evidenced by the Loan Documents, Assignor (i) has not assigned or otherwise transferred to any third party any rights with respect to the Loan or any rights to the indebtedness represented by the Loan Documents or any rights to the collateral securing the Loan; (ii) has not released any collateral securing the Loan or modified or terminated its security interest in such collateral; and (iii) has not modified the Loan Documents in any material respect.
7.2 Assignor has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under each other agreement that Assignor may execute and deliver in connection herewith.
7.3 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Assignor or any property of Assignor, (ii) result in a breach or constitute a default under any agreement to which Assignor is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.
7.4 This Agreement constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms and is entered into voluntarily by Assignor. The transaction represented hereby is an arms-length transaction for fair value.
8. Conditions Precedent to Closing. The closing of the transactions contemplated by this Agreement (“Closing”) shall take place on the date which is ten (10) days following the expiration of the Inspection Period, time being of the essence, and shall be effective upon the occurrence of all of the following:
8.1 Assignor’s receipt of Seven Million and No/100 Dollars ($7,000,000.00) (the “Purchase Price”) by wire transfer in accordance with wire instructions shown on Schedule I hereto, such Purchase Price to take into consideration any Earnest Money deposit made by Assignee, to the extent such Earnest Money deposit has not been applied to any of Assignee’s obligations relating to the Land, as provided herein; and

8.2 Assignee’s receipt of the original Promissory Note and Guaranty (or a lost note and guaranty affidavit, if Assignor cannot produce the originals) and, to the extent Assignee has actual possession of original Loan Documents, all of the other original Loan Documents, in each case endorsed or otherwise transferred by Assignor, where appropriate, without recourse, representation or warranty, except as expressly provided in this Agreement.
9. Delivery of Property Documents. Within ten (10) business days after the date of Closing, to the extent not previously delivered to Assignee, Assignor will, at Assignee’s expense, ship the Property Documents held in Assignor’s actual possession, if any, to Assignee at Assignee’s address set forth beneath its signature.
10. Further Actions. Assignor and Assignee hereby covenant and agree to execute and deliver all such documents and to take all such further actions as any of them may reasonably deem necessary from time to time to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby, without material cost, liability or expense to the party asked to take such further actions.
11. Governing Law. This Agreement and all documents executed in connection herewith shall be deemed contracts made under the laws of the State of Illinois and shall be construed and enforced in accordance with and governed by such laws.
12. Default.
12.1 Assignee’s Failure to Close. If Assignee should fail to close the transaction contemplated herein as and when required under the terms of this Agreement, Assignor may terminate this Agreement by giving written notice of termination to Assignee. In the event of any such failure to close by Assignee, Assignor shall be entitled to retain Seventy-Thousand Dollars ($70,000) of the Earnest Money as and for liquidated damages as Assignor’s sole remedy on account of Assignee’s failure to close, in lieu of any other claims or rights to sue Assignee for money damages on account of such failure to close, it being acknowledged and agreed that Assignor’s actual damages are difficult or impossible to ascertain for Assignee’s failure to close hereunder. After deducting the amount specified above, Assignor shall refund the balance of the Earnest Money to Assignee, so long as Assignee is not otherwise entitled to retain Earnest Money under the terms of this Agreement. In the event Assignor shall so terminate this Agreement, (a) the Assignor shall be entitled to entertain any and all bids for the Loan and Loan Documents from any other parties, (b) Assignee shall have no rights or interests in or to the Loan and the Loan Documents arising out of this Agreement, (c) Assignor shall have no duties or obligations to Assignee (other than to direct the Escrow Agent to refund the balance of the Earnest Money), and (d) Assignee shall have no rights or claims with respect to the Assignor (other than with respect to the balance of the Earnest Money). Notwithstanding any such termination, all of the provisions of this Agreement which by their express terms are intended to survive termination of this Agreement shall survive such termination and remain in full force and effect.

12.2 Other Assignee Breach or Default. If Assignee should default or breach any other duties or obligations to be performed by Assignee under this Agreement (other than a failure to close as and when required under the terms of this Agreement), Assignor may terminate this Agreement by giving written notice of termination to Assignee. In the event of any such default or breach by Assignee, Assignor shall be entitled to any applicable remedy at law or in equity. In the event Assignor shall so terminate this Agreement, (a) the Assignor shall be entitled to entertain any and all bids for the Loan and Loan Documents from any other parties, (b) Assignee shall have no rights or interests in or to the Loan and the Loan Documents arising out of this Agreement, (c) Assignor shall have no duties or obligations to Assignee (other than to direct the Escrow Agent to refund the Earnest Money, if applicable), and (d) Assignee shall have no rights or claims with respect to the Assignor (other than with respect to the Earnest Money, if applicable). Notwithstanding any such termination, all of the provisions of this Agreement which by their express terms are intended to survive termination of this Agreement shall survive such termination and remain in full force and effect.
12.3 Breach of Default by Assignor. If the Assignor shall default or breach its obligations to be performed by Assignor under this Agreement, Assignee shall be entitled, as its sole and exclusive remedy hereunder, in lieu of any other claims, rights or remedies that otherwise might be available to Assignee, to enforce the terms of this Agreement by injunctive relief in the Circuit Court of Cook County, Illinois and receive a refund of the Earnest Money, unless there are any pending or threatened Claims or Lien Claims under any indemnity undertaking made by Assignee herein or any unsatisfied restoration obligation of Assignee as provided in Paragraph 3 hereof, in which event, the Assignor shall have the right to withhold a portion of the Earnest Money up to 150% of the amount of such claim(s) as security for such obligations until such time as any such claims are paid in full, satisfied or released.
13. Waiver of Claims Against Assignor. Except to the extent expressly provided in Paragraph 12.3 hereof, Assignee agrees that no claim may be made by Assignee against Assignor or its shareholders, directors, officers, employees or agents for any special, indirect or consequential damages related to any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, any other document executed in connection herewith or any of the Loan Documents, or any act, omission or event occurring in connection therewith. Assignee hereby waives, releases and agrees not to bring a claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
14. Brokers. Assignor and Assignee each represent and warrant to the other that they have not used the services of any broker in connection with this Agreement. Assignee shall indemnify, defend and forever save and hold Assignor harmless from and against claims for brokerage or commission in connection with this transaction by Broker and any other person or entity claiming by, through or under Assignee.

15. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT LEGALLY PERMISSIBLE, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY CLAIM, DISPUTE OR ACTION ARISING OUT OF, RELATED OR PERTAINING TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE LAND. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE AND EACH PARTY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. ASSIGNEE REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
16. Indemnity.
16.1 Assignee and the Assignee’s successor and assigns hereby jointly and severally indemnify and hold the Assignor and its affiliates and their respective officers, employees, consultants, appraisers, attorneys and agents (“Indemnified Parties”), harmless from and against any and all liabilities, claims, actions or causes of action, assessments, losses, fines, penalties, costs, losses, damages and expenses, including attorney’s fees (including, without limitation, contingency or similar fee arrangements) and expert witness fees, sustained or incurred by Indemnified Parties as a result of, or arising out of, or by virtue of: (a) the debt relationship evidenced by the Loan Documents (except to the extent arising or accruing prior to the date of Closing); (b) the inaccuracy of any representation or warranty made by the Assignee to the Assignor herein; (c) a breach by the Assignee of any covenant of this Agreement to be performed by the Assignee; (d) any and all liabilities arising out of any claim based upon breach of contract or the tortious or unlawful acts or omissions of the Assignee in regard to the Loan; (e) any and all liabilities arising out of any claim made by any person, organization or association against the Assignee and/or Assignor with respect to the Loan, except liabilities arising out of any claim made against Assignor to the extent such claim arises or accrues prior to the date of Closing; and (f) ad valorem, real property and personal property taxes relating to the Land, whether accrued, due or payable before or after the date of this Agreement or the date of Closing. The Assignor may defend any such claim or cause of action brought or asserted against the Assignor arising out of any of the foregoing set forth in subsections (a)-(f) of this Section at the expense of the Assignee, with counsel designated by Assignor and to the exclusion of the Assignee. Alternatively, the Assignor may call upon the Assignee to defend any such action at the Assignee’s sole cost and expense. The Assignor may, in the Assignor’s sole and exclusive discretion (after consultation with Assignee), adjust, settle, or compromise any such Claim or cause of action made upon or brought against the Assignor, and the Assignee shall indemnify the Assignor for any such amounts adjusted, settled or compromised, as well as all costs and expenses, including attorneys’ fees, (including without limitation, contingency or similar fee arrangements) incurred in connection therewith. The Assignee acknowledges and agrees that the

Assignee’s liability and obligations hereunder are unconditional, unlimited and shall continue in full force and effect at all times hereafter, including, without limitation, following any subsequent assignment by the Assignee of the Loan Documents, or any of them, unless specifically terminated in writing by a duly authorized officer of the Assignor.
16.2 The Assignee will not violate any laws, rules or regulations relating to unfair credit collection practices in connection with the Loan Documents. The Assignee hereby indemnifies the Assignor and agrees to hold the Assignor harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Assignor as a result of any claim, demand or assertion that, after the effective date, the Assignor was in any way involved in or had in any way authorized any unlawful collection practices in connection with the Loan Documents.
17. Notices. All notices hereunder shall be in writing to the address or addresses set forth below and will be deemed to have been given as of the date delivered or telecopied, or if by overnight courier service, the day after delivery to such service if overnight delivery is so designated, or if mailed by registered or certified mail, return receipt requested, the third business day after being so mailed. Assignor will endeavor to deliver copies of notices given to Assignee to Assignee’s attorneys, Senn Visciano Rosenstein P.C., 1801 California Street, Suite 4300, Denver, Colorado 80202-2604, Attention Mark A. Senn, Esq. (e-mail: msenn@sennlaw.com). Assignee will endeavor to deliver copies of notices given to Assignor to Assignor’s attorneys, Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, Illinois 60603, Attention: John R. Weiss, Esq. (e-mail: jrweiss@duanemorris.com).
18. Environmental Matters.
18.1 Assignee expressly acknowledges that there may be certain environmental issues and/or risks with respect to the Land described in the Loan Documents as securing the Loan (together with all buildings, structures and improvements situated thereon). Assignor has no information other than that found in the Loan files regarding the environmental condition of the Land. Assignee has been expressly advised by Assignor to conduct an independent investigation and inspection of the Land utilizing such experts as Assignee deems to be necessary in order to make an independent assessment of all environmental liability and risk with respect to the Land.
18.2 It is Assignee’s sole responsibility to investigate, and before entering into this Agreement Assignee has, to its satisfaction, investigated the past, present and future environmental condition of the Land and any real property adjacent to or in the vicinity of the Land. It is Assignee’s sole responsibility to take whatever action Assignee deems necessary to protect its interests both before and after the effective date of this Agreement with respect to Assignee’s potential liability for any present or future hazardous materials contamination and environmental impairment of the Land and any real property adjacent to or in the vicinity of the Land or any claims for personal injury or property damage as a result thereof.

18.3 Except as provided in this Agreement, Assignor makes no representation or warranty and expressly disclaims all implied warranties regarding: the past, present or future environmental condition, impairment, or hazard materials contamination of the Land and any real property adjacent to or in the vicinity of the Land and any human health issues or concerns; any local, state or federal government actions or proceedings regarding the hazardous materials contamination or environmental impairment of the Land or any real property adjacent to or in the vicinity of the Land; the cost of remediating or otherwise removing or eliminating any hazardous materials or environmental impairment of the Land or any real property adjacent to or in the vicinity of the Land; whether any tenants of the Land or owners, users or tenants of any real property adjacent to or in the vicinity of the Land have any claims or have suffered any damages, for personal injury or property damage, as a direct or indirect result of the hazardous materials contamination and environmental impairment of the Land; and, any existing building code violations present on the Land.
19. Tax Reporting. On the effective date of this Agreement, Assignor shall be relieved of, and Assignee shall assume all responsibility for, any tax reporting required with respect to the Loan, including, without limitation, any reporting which may be required with respect to debt forgiveness.
20. Assumption of Obligations. The Assignee agrees to be bound, after the date of Closing, by the terms of the Loan Documents and hereby assumes, as of the date of Closing, all obligations of the Assignor thereafter accruing under the Loan Documents, including but not limited to loan administration and servicing obligations.
21. Assignee’s Duties Regarding Pending Litigation.
21.1 If a Loan is the subject of any type of pending litigation, including without limitation, any bankruptcy proceeding of the Borrower, then the Assignee shall notify the Assignor in writing, prior to the effective date, of the name of the attorney selected by the Assignee to represent the Assignee’s interest in such litigation or bankruptcy proceeding. The Assignee shall, immediately after the effective date, notify the Clerk of the Court and all counsel of record that the Loan Documents relating to the Loan were assigned by the Assignor to the Assignee. The Assignee shall have the Assignee’s attorney file appropriate pleadings with the Court (including, without limitation, if applicable, a proof of claim) immediately after the Closing, substituting the Assignee’s attorney for the Assignor’s attorney and also removing the Assignor as a party to the litigation and substituting the Assignee as the real party in interest, all pursuant to forms and filings as prescribed by the rules of the applicable Court. Copies of all such notices and pleadings will be provided by the Assignee to the Assignor and the Assignor’s attorney in the subject litigation or bankruptcy proceeding promptly upon the sending or filing thereof. In the event the Assignee is unsuccessful in substituting, or does not substitute, the Assignee’s attorney for the Assignor’s attorney, or in removing the Assignor as a party in interest, then the Assignee agrees to reimburse the Assignor, upon demand, for the Assignor’s continued reasonable legal expenses in such litigation or bankruptcy proceeding, after closing of the within Agreement. The Assignee shall reimburse the Assignor for all legal fees and expenses reasonably incurred subsequent to the effective date in connection with such litigation or bankruptcy proceeding, irrespective of whether such legal fees are incurred with legal counsel performing services on an hourly basis, pursuant to a contingency or similar fee arrangement or otherwise.

21.2 Should the Assignee reach a resolution of a Loan with the Borrower through litigation, stipulated judgment, or otherwise, at such time, the Assignee shall use commercially reasonable efforts to obtain from such Borrower a complete release of liability of and covenant not to sue the Assignor, and its affiliates, and their respective, officers, employees, agents and attorneys.
21.3 All pleadings filed by Assignee in any matter related to the Loan Documents, must comply with all applicable State and Federal laws, rules and regulations (including, but not limited to, the Gramm-Leach-Bliley Act; 15 USC 6801 et. seq.) regarding the prohibition on disclosure of non-public financial information.
22. Reimbursement for Use of Assignor’s Agents. In the event of litigation with respect to a Loan in which the Assignor or any of the Assignor’s officers, employees, agents or attorneys are requested or required, by subpoena, court order, or otherwise, to perform any acts, including but not limited to testifying in litigation, preparing responses to subpoenas or other legal process or pleadings, and/or performing any review of public or private records such as tracing funds, whether said litigation is commenced by the Assignee, the Borrower, or any other party, the Assignee shall indemnify and promptly reimburse the Assignor for all reasonable costs and expenses incurred in connection therewith; provided, however, that the foregoing shall not extend to attorney’s fees, costs or expenses incurred by the Assignor in connection with (a) any dispute arising out of or relating to this Agreement, or (b) any claim based upon breach of contract or the tortious or unlawful acts or omissions of the Assignor in regard to the Loan prior to the date of Closing.
23. Transfer and Recordation Taxes; Responsibility for Recording. The Assignee shall promptly and diligently record, at the Assignee’s sole expense, all assignments and notices, necessary to effect the transaction described in this Agreement. The Assignee shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, with respect to the filing or recording of any document or instrument contemplated hereby. The Assignee shall bear sole responsibility for recording all assignments, instruments or other documents delivered to the Assignee pursuant to this Agreement. The Assignee hereby indemnifies and holds the Assignor harmless from and against any and all claims, liability, costs, and expenses arising out of or in connection with the failure of the Assignee to record such assignments and notices, and to pay any such amounts, on a timely basis.
24. Responsibility for Ad Valorem, Real Property and Personal Property Taxes. The Assignee shall be responsible for, and shall pay when due and payable, all applicable ad valorem, real property and personal property taxes, costs and expenses (including, without limitation, any applicable late fees, penalties and interest). The Assignee hereby indemnifies and holds the Assignor harmless from and against any and all claims, liability, costs, and expenses arising out of or in connection with the failure of the Assignee to pay any such amounts, on a timely basis.

25. Exclusivity. Assignee acknowledges that during the Inspection Period, Assignor shall have the right to continue to market the Loan for sale, and to contact, discuss, negotiate and otherwise deal with prospective purchasers; solicit, entertain and negotiate offers to sell the Loan and the Loan Documents; and execute back-up agreements for the sale of the Loan and the Loan Documents, provided, however, that for so long as Assignee is not in default of any of its representations, warranties, covenants and obligations hereunder and this Agreement remains in effect, Assignor agrees not to close on the sale of the Loan and the Loan Documents to any other party.
26. Miscellaneous Provisions.
26.1 This Agreement may be signed in counterparts, each of which shall be an original and each of which taken together shall constitute one agreement.
26.2 This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
26.3 This Agreement shall be valid and binding when executed by the Assignee and the original or facsimile thereof is received and accepted by the Assignor. The executed Agreement may be sent via facsimile to the facsimile numbers set forth in the signature blocks below. Facsimile signatures shall be deemed valid and binding to the same extent as an original signature.
26.4 The agreements, representations and warranties of the Parties contained herein shall survive the consummation of the transactions contemplated hereby.
26.5 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.
26.6 Except for any written agreement of confidentiality between Assignor and Assignee, the License Agreement and the Escrow Agreement which shall survive the consummation of the transactions contemplated hereby, this Agreement and any assignments or other documents executed in connection with this Agreement, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and are intended by the Parties as the final expression of their agreement and, therefore, incorporate all negotiations of the Parties hereto. The Parties hereto acknowledge that they are relying on no written or oral agreement, representation, warranty, or understanding of any kind.
26.7 In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
26.8 This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver, or modification is sought to be enforced.

26.9 Each party shall bear their own costs and expenses incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement.
26.10 The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all Parties, each being represented by legal counsel of their choice in connection with this Agreement, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the Parties because of draftsmanship.
26.11 In the event any party institutes legal proceedings in connection with, or for the enforcement of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the losing party its costs and expenses, including reasonable attorneys’ fees, at both trial and appellate levels and in any bankruptcy proceeding.
The remainder of this page is intentionally left blank;
signatures appear on the following page.

IN WITNESS WHEREOF, the Parties have duly executed this Loan Sale and Assignment Agreement as of the date first above written.

Assignor: BANK OF AMERICA, N.A.
By:	/s/ Traci Craig
Traci Craig, Vice President
Bank of America NA 101 E. Kennedy Blvd. 10th Floor Tampa, Florida 33602 MC: FL1-400-10-07 Telephone: 813-225-8478 Fascimile: 813-225-8327

Assignee: Pure Cycle Corporation, a Colorado corporation
By:	/s/ Mark Harding
Mark Harding
President and Chief Executive Officer 500 East 8th Avenue Suite 201 Denver, Colorado 80203 Phone: (303) 292-3456 Fax: (303) 292-3475

EXHIBIT A: DESCRIPTION OF LOAN DOCUMENTS
1. LOAN:
Title of Loan: Promissory Note
Original principal amount: $17,400,000.00
Date of Loan: September 12, 2005
Payable to the order of: LaSalle Bank National Association
2. DEED OF TRUST:
Title of Deed of Trust: Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing
Grantor: Sky Ranch LLC, a Colorado limited partnership
Trustee: Public Trustee of Arapahoe County, Colorado
Beneficiary: LaSalle Bank National Association
Dated: September 12, 2005
Recorded as Document Number: B5137538
In the Official Records of Arapahoe County
State of Colorado
On [Date] September 13, 2005
3. ASSIGNMENT OF RENTS:
Title of Document: Assignment of Rents and Leases
Assignor: Sky Ranch LLC, a Colorado limited partnership
Assign: LaSalle Bank National Association
Dated: September 12, 2005
Recorded as Document Number: B5127539
In the Official Records of Arapahoe County
State of Colorado
On [Date] September 13, 2005

4. MODIFICATION AGREEMENT:
Title of Modification Agreement (if any): Modification of Loan Documents
Parties to Modification Agreement: Sky Ranch LLC, Neumann Homes, Inc., and LaSalle Bank National Association
Dated: September 12, 2006
Recorded as Document Number B6154257
In the Official Records of Arapahoe County,
State of Colorado
On [Date] October 30, 2006
5. MODIFICATION AGREEMENT:
Title of Modification Agreement (if any): Second Modification of Loan Documents dated
Parties to Modification Agreement: Sky Ranch LLC, Neumann Homes, Inc., and LaSalle Bank National Association
Dated: March 12, 2007
Recorded as Document Number
In the Official Records of Arapahoe County,
State of Colorado
On [Date] March      , 2007
6. SECURITY AGREEMENT:
Title of Security Agreement:
Date:
Executed in favor of:
7. CERTIFICATE:
Title: Certificate of Representations, Warranties and Covenants
Date: September 12, 2005
Parties: Sky Ranch LLC to LaSalle Bank National Association
8. ENVIRONMENTAL INDEMNITY:
Title of Environmental Agreement: Environmental Indemnity Agreement
Date: September 12, 2005
Executed by: Sky Ranch LLC and Neumann Homes, Inc.
Executed in favor of: LaSalle Bank National Association

9. REMARGINING AGREEMENT:
Title of Remargining Agreement: Remargining Agreement
Date: September 12, 2005
Executed by: Neumann Homes, Inc.
Executed in favor of: LaSalle Bank National Association
10. UCC-1 FINANCING STATEMENT:
Filed with Secretary of State, State of
On [Date]
File No.
As continued [Date]
File No.
Recorded with the County Clerk of                                          County
State of
At: [Book/Volume           , Page/Instrument] Number
As continued [Date}
At [Book/Volume           , Page/Instrument]Number
11. GUARANTY:
Title of Guaranty: Guaranty of Payment
Name of Guarantor(s): Neumann Homes, Inc., an Illinois corporation
Date: September 12, 2006
Executed in favor of: LaSalle Bank National Association, a national banking association